Exhibit 99.1



Investor Contact: Ken Jones
                  864-597-8658

Media Contact:    Debbie Atkins                                  NEWS RELEASE
                  864-597-8361


                      DENNY'S REPORTS MAY SAME-STORE SALES

         Spartanburg, S.C., June 4, 2004 - Denny's Corporation (OTCBB:DNYY) today reported same-store sales for its company-owned Denny's restaurants during the four-week period ended May 26, 2004, compared with the related period in fiscal year 2003.

                                         Four Weeks          Eight Weeks
     Sales:                               May 2004             QTD 2004
     --------------------------      ------------------    -----------------
     Same-Store Sales                       2.2%                 4.3%
         Guest Check Average                3.4%                 3.5%
         Guest Counts                      (1.2%)                0.8%


     Restaurant Counts:                    5/26/04             12/31/03
     --------------------------      ------------------    -----------------
         Company-owned                       557                  561
         Franchised and Licensed           1,064                1,077
                                     ------------------    -----------------
                                           1,621                1,638

         Denny's same-store sales results in May were negatively impacted by a timing mismatch with regard to the Memorial Day holiday weekend. Sales from the holiday weekend will be included in fiscal June this year versus fiscal May last year. Denny's estimates this timing mismatch had a negative impact on same-store sales for the month of approximately 2.0-2.5%.

         Denny's is America's largest full-service family restaurant chain, consisting of 557 company-owned units and 1,064 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website at www.dennys.com.
           --------------